Exhibit 99.1

For immediate release
NASDAQStock Market:	MCBC

Macatawa Bank Corporation Reports
Second Quarter 2015 Results

Holland, Michigan, (July 23, 2015) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the second quarter of 2015, reflecting continued improvement in financial performance.

●	Net income of $3.2 million in the second quarter 2015, up 17% from $2.8 million in the second quarter 2014
●	Second quarter revenue growth of $1.1 million, or 8%, compared to second quarter 2014 resulting from increases in net interest income and gains on sales of mortgage loans
●	Reduction in total non-interest expenses compared to the first quarter of 2015 and the second quarter of 2014
●	Despite seasonal paydowns, continued growth in performing loans - up $808,000 from the first quarter 2015
●	Nonperforming loans at lowest level since 2005
●	Past due loans only 0.17% total loans at end of second quarter 2015, another all-time low for the Company

Macatawa reported net income of $3.2 million, or $0.09 per diluted share, in the second quarter 2015 compared to $2.8 million, or $0.08 per diluted share, in the second quarter 2014.  For the first six months of 2015, Macatawa reported net income of $6.1 million, or $0.18 per diluted share, compared to $5.4 million, or $0.16 per diluted share, for the same period in 2014.

"The Company’s operating performance continued to improve in the second quarter with 17 percent earnings improvement over the same period in 2014”, said Ronald L. Haan, President and CEO of the Company.  “We achieved revenue growth while containing total non-interest expense.  Despite significant seasonal paydowns in our agricultural loan portfolio, performing loans continued to grow, increasing by $808,000 during the second quarter.  This growth added with growth in the previous three quarters continued to improve our net interest income.  Asset quality also improved during the quarter.  The Company achieved another record low for quarter-end loan delinquencies at just 0.17 percent of total loans.  Nonperforming loans of $3.7 million were our lowest level since 2005.  Expenses associated with the administration and disposition of problem assets were also down significantly in both the second quarter and year to date periods.”

Mr. Haan continued:  "Non-interest income categories also improved during the second quarter of 2015.  Mortgage banking, card services and trust and investment services revenues all increased compared to the second quarter of 2014.  Mortgage banking revenues in the second quarter of 2015 exceeded the second quarter of 2014 by $353,000.  Marketing and cross-selling efforts designed to increase debit and ATM card penetration into our customer base were also successful resulting in improved revenue from card services.”

Mr. Haan concluded: "We are pleased with our progress during the first half of 2015.  Customer demand for both loan and deposit products remains strong, and continued growth in our loan portfolios in the second half of 2015 should have a positive impact on our earnings performance.  Our long-term strategy to drive profitable growth remains unchanged and we are pleased with these results."

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Macatawa Bank Corporation 2Q Results / page 2 of 4

Operating Results
Net interest income for the second quarter 2015 totaled $10.8 million, an increase of $193,000 from the first quarter 2015 and an increase of $689,000 from the second quarter 2014.  Net interest margin was 3.01 percent, down 6 basis points from the first quarter 2015, and down 5 basis points from the second quarter 2014.

Average interest earning assets for the second quarter 2015 increased $44.4 million from the first quarter 2015 and were up $122.2 million from the second quarter 2014.

Non-interest income increased $217,000 in the second quarter 2015 compared to the first quarter 2015 and increased $444,000 from the second quarter 2014.  The increase from the second quarter 2014 was primarily due to increases in gains on sales of mortgage loans as the market for this activity rebounded in late 2014 with a drop in long term interest rates.  This continued into the first half of 2015.  The Bank originated $28.0 million in loans for sale in the second quarter 2015 compared to $23.4 million in loans for sale in the first quarter 2015 and $12.6 million in loans for sale in the second quarter 2014.  Trust and investment services fees were also up in the second quarter of 2015 due to growth in the Bank’s customer base and improved investment market conditions.

Non-interest expense was $11.2 million for the second quarter 2015, compared to $11.9 million for the first quarter 2015 and $11.2 million for the second quarter 2014.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which decreased $575,000 compared to the first quarter 2015 and decreased $634,000 compared to the second quarter 2014.  Salaries and benefits were down $47,000 compared to the first quarter 2015 and were up $590,000 compared to the second quarter 2014 due a higher level of variable and incentive based compensation and an increase in medical insurance expense resulting from a higher level of claims experienced in 2015.

Federal income tax expense was $1.4 million for the second quarter 2015 compared to $1.2 million for the first quarter 2015 and $1.2 million for the second quarter 2014.  The effective tax rate decreased from 30.88% for the second quarter 2014 to 30.63% for the second quarter 2015 as a result of an increase in tax-free municipal investments.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, the reduction in historical loan loss ratios, and large loan recoveries experienced in the second quarter 2015, a negative provision for loan losses of $500,000 was recorded in the second quarter 2015.  Net loan recoveries for the second quarter 2015 were $1,000, compared to first quarter 2015 net loan recoveries of $718,000 and second quarter 2014 net loan recoveries of $666,000.  The Bank has experienced net loan recoveries in four of the past five quarters, and in eight of the past ten quarters. Total loans past due on payments by 30 days or more amounted to $1.9 million at June 30, 2015, down 34 percent from $2.8 million at December 31, 2014 and down 63 percent from $5.2 million at June 30, 2014.  Delinquency as a percentage of total loans was 0.17 percent at June 30, 2015, another new quarterly low for the Bank.

The allowance for loan losses of $18.1 million was 1.61 percent of total loans at June 30, 2015, compared to 1.70 percent of total loans at December 31, 2014, and 1.92 percent at June 30, 2014.    The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 489.26 percent as of June 30, 2015, compared to 225.04 percent at December 31, 2014, and 248.59 percent at June 30, 2014.

At June 30, 2015, the Company's nonperforming loans were $3.7 million, representing 0.33 percent of total loans.  This compares to $8.4 million (0.75 percent of total loans) at December 31, 2014 and $8.1 million (0.77 percent of total loans) at June 30, 2014.  Other real estate owned and repossessed assets were $26.3 million at June 30, 2015, compared to $28.3 million at December 31, 2014 and $31.6 million at June 30, 2014. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $9.6 million, or 24 percent, from June 30, 2014 to June 30, 2015.

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Macatawa Bank Corporation 1Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Commercial Real Estate	$1,188	$2,610	$2,023	$3,499	$3,955
Commercial and Industrial	2,392	6,732	5,605	4,372	3,485
Total Commercial Loans	3,580	9,342	7,628	7,871	7,440
Residential Mortgage Loans	2	64	305	144	142
Consumer Loans	134	405	493	410	483
Total Non-Performing Loans	$3,716	$9,811	$8,426	$8,425	$8,065

Residential Developer Loans (a)	$174	$213	$245	$2,245	$2,249

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $30.0 million, or 1.86 percent of total assets, at June 30, 2015.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Non-Performing Loans	$3,716	$9,811	$8,426	$8,425	$8,065
Other Repossessed Assets	---	38	38	38	48
Other Real Estate Owned	26,303	27,038	28,242	28,763	31,523
Total Non-Performing Assets	$30,019	$36,887	$36,706	$37,226	$39,636

Balance Sheet, Liquidity and Capital
Total assets were $1.62 billion at June 30, 2015, an increase of $34.2 million from $1.58 billion at December 31, 2014 and an increase of $126.9 million from $1.49 billion at June 30, 2014.  Total loans were $1.13 billion at June 30, 2015, an increase of $11.5 million from $1.12 billion at December 31, 2014 and an increase of $86.5 million from $1.04 billion at June 30, 2014.

Commercial loans increased by $6.4 million from December 31, 2014 to June 30, 2015, along with an increase of $5.1 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans decreased by $16.1 million, as the Company continued its efforts to reduce exposure in this segment, and commercial and industrial loans increased by $22.5 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Construction and Development	$77,363	$77,494	$81,296	$82,485	$84,448
Other Commercial Real Estate	397,042	410,578	409,235	385,432	380,146
Commercial Loans Secured by Real Estate	474,405	488,072	490,531	467,917	464,594
Commercial and Industrial	350,202	341,530	327,674	285,833	284,152
Total Commercial Loans	$824,607	$829,602	$818,205	$753,750	$748,746

Residential Developer Loans (a)	$29,741	$29,415	$29,804	$32,441	$33,622

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

At June 30, 2015, total performing loans amounted to $1.13 billion, an increase of $808,000 from March 31, 2015.  This increase came despite the Bank receiving seasonal paydowns of $28.1 million during the quarter on a portion of its agricultural loan portfolio.

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Macatawa Bank Corporation 2Q Results / page 4 of 4

Total deposits were $1.33 billion at June 30, 2015, up $21.5 million from $1.31 billion at December 31, 2014 and were up $112.1 million from $1.22 billion at June 30, 2014.  The increase from June 30, 2014 was primarily related to increases in checking, savings and money market accounts, which grew by $146.0 million, or 13 percent, compared to the second quarter 2014.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's risk-based regulatory capital ratios decreased slightly in the first quarter 2015 due to asset growth and the impact of applying the new Basel III capital requirements, but increased again in the second quarter 2015 and continue to be at levels among the highest in Bank history, comfortably above levels required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at June 30, 2015.

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products.  Macatawa Bank has been awarded for its exceptional commitment to service by readers of the Holland Sentinel as the “Best Bank on the Lakeshore” since 2002, and “Best Bank in Grand Rapids” by readers of Grand Rapids Magazine since 2009. The bank has also been recognized for the past four consecutive years as “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as "believe," "may," "will," "should," "continue," "improving," "additional," "focus," "future," "efforts," "strategy," "momentum," "well positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future yield compression and future net interest margin.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2014.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended June 30		Six Months Ended June 30
EARNINGS SUMMARY	2015	2014	2015	2014
Total interest income	$12,238	$11,528	$24,249	$23,498
Total interest expense	1,393	1,372	2,752	2,867
Net interest income	10,845	10,156	21,497	20,631
Provision for loan losses	(500)	(1,000)	(1,500)	(2,000)
Net interest income after provision for loan losses	11,345	11,156	22,997	22,631

NON-INTEREST INCOME
Deposit service charges	1,097	1,065	2,098	2,056
Net gains on mortgage loans	821	468	1,544	726
Trust fees	723	701	1,457	1,332
Other	1,871	1,834	3,708	3,464
Total non-interest income	4,512	4,068	8,807	7,578

NON-INTEREST EXPENSE
Salaries and benefits	6,134	5,544	12,316	11,367
Occupancy	903	932	1,875	1,940
Furniture and equipment	813	751	1,596	1,591
FDIC assessment	289	320	571	647
Administration and disposition of problem assets	253	887	660	1,357
Other	2,830	2,804	6,066	5,506
Total non-interest expense	11,222	11,238	23,084	22,408
Income before income tax	4,635	3,986	8,720	7,801
Income tax expense	1,420	1,231	2,665	2,408
Net income	$3,215	$2,755	$6,055	$5,393
Net income attributable to common shareholders	$3,215	$2,755	$6,055	$5,393

Basic earnings per common share	$0.09	$0.08	$0.18	$0.16
Diluted earnings per common share	$0.09	$0.08	$0.18	$0.16
Return on average assets	0.81%	0.75%	0.77%	0.73%
Return on average equity	8.78%	8.03%	8.34%	7.94%
Net interest margin	3.01%	3.06%	3.04%	3.10%
Efficiency ratio	73.07%	79.01%	76.17%	79.44%

BALANCE SHEET DATA		June 30	December 31	June 30
Assets		2015	2014	2014
Cash and due from banks		$28,853	$31,503	$37,533
Federal funds sold and other short-term investments		112,721	97,952	80,432
Interest-bearing time deposits in other financial institutions		20,000	20,000	32,500
Securities available for sale		158,866	161,874	152,227
Securities held to maturity		43,229	31,585	19,123
Federal Home Loan Bank Stock		11,558	11,238	11,236
Loans held for sale		5,114	2,347	1,409
Total loans		1,130,024	1,118,483	1,043,529
Less allowance for loan loss		18,181	18,962	20,049
Net loans		1,111,843	1,099,521	1,023,480
Premises and equipment, net		52,132	52,894	53,308
Bank-owned life insurance		28,528	28,195	27,845
Other real estate owned		26,303	28,242	31,523
Other assets		18,867	18,495	20,526

Total Assets		$1,618,014	$1,583,846	$1,491,142

Liabilities and Shareholders' Equity
Noninterest-bearing deposits		$389,828	$404,143	$383,102
Interest-bearing deposits		937,985	902,182	832,622
Total deposits		1,327,813	1,306,325	1,215,724
Other borrowed funds		96,836	88,107	88,774
Long-term debt		41,238	41,238	41,238
Other liabilities		5,284	5,657	7,314
Total Liabilities		1,471,171	1,441,327	1,353,050

Shareholders' equity		146,843	142,519	138,092

Total Liabilities and Shareholders' Equity		$1,618,014	$1,583,846	$1,491,142

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
Unaudited)

(Dollars in thousands except per share information)
	Quarterly								Year to Date

	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014		3rd Qtr 2014		2nd Qtr 2014		2015	2014
EARNINGS SUMMARY
Net interest income	$10,845	$10,652	$10,457		$10,304		$10,156		$21,497	$20,631
Provision for loan losses	(500)	(1,000)	(600)		(750)		(1,000)		(1,500)	(2,000)
Total non-interest income	4,512	4,295	4,333		4,303		4,068		8,807	7,578
Total non-interest expense	11,222	11,862	12,113		11,389		11,238		23,084	22,408
Federal income tax expense	1,420	1,245	960		1,206		1,231		2,665	2,408
Net income	$3,215	$2,840	$2,317		$2,762		$2,755		$6,055	$5,393

Basic earnings per common share	$0.09	$0.08	$0.07		$0.08		$0.08		$0.18	$0.16
Diluted earnings per common share	$0.09	$0.08	$0.07		$0.08		$0.08		$0.18	$0.16

MARKET DATA
Book value per common share	$4.34	$4.30	$4.21		$4.15		$4.09		$4.34	$4.09
Tangible book value per common share	$4.34	$4.30	$4.21		$4.15		$4.09		$4.34	$4.09
Market value per common share	$5.30	$5.35	$5.44		$4.80		$5.07		$5.30	$5.07
Average basic common shares	33,866,789	33,866,789	33,837,334		33,795,384		33,788,431		33,866,789	33,789,481
Average diluted common shares	33,866,789	33,866,789	33,837,334		33,795,384		33,788,431		33,866,789	33,789,481
Period end common shares	33,866,789	33,866,789	33,866,789		33,803,823		33,788,431		33,866,789	33,788,431

PERFORMANCE RATIOS
Return on average assets	0.81%	0.73%	0.61%		0.74%		0.75%		0.77%	0.73%
Return on average equity	8.78%	7.89%	6.54%		7.94%		8.03%		8.34%	7.94%
Net interest margin (fully taxable equivalent)	3.01%	3.07%	3.05%		3.04%		3.06%		3.04%	3.11%
Efficiency ratio	73.07%	79.36%	81.90%		77.97%		79.01%		76.17%	79.44%
Full-time equivalent employees (period end)	347	351	355		352		348		347	348

ASSET QUALITY
Gross charge-offs	$202	$78	$382		$120		$92		$280	$174
Net charge-offs	$(1)	$(718)	$67		$(330)		$(666)		$(719)	$(1,251)
Net charge-offs to average loans (annualized)	0.00%	-0.26%	0.02%		-0.13%		-0.26%		-0.13%	-0.24%
Nonperforming loans	$3,716	$9,811	$8,426		$8,425		$8,065		$3,716	$8,065
Other real estate and repossessed assets	$26,303	$27,076	$28,280		$28,801		$31,571		$26,303	$31,571
Nonperforming loans to total loans	0.33%	0.86%	0.75%		0.80%		0.77%		0.33%	0.77%
Nonperforming assets to total assets	1.86%	2.29%	2.32%		2.50%		2.66%		1.86%	2.66%
Allowance for loan losses	$18,181	$18,680	$18,962		$19,629		$20,049		$18,181	$20,049
Allowance for loan losses to total loans	1.61%	1.65%	1.70%		1.86%		1.92%		1.61%	1.92%
Allowance for loan losses to nonperforming loans	489.26%	190.40%	225.04%		232.99%		248.59%		489.26%	248.59%

CAPITAL
Average equity to average assets	9.18%	9.29%	9.40%		9.29%		9.29%		9.24%	9.15%
Common equity tier 1 to risk weighted assets (Consolidated)	10.87%	10.74%	N/	A	N/	A	N/	A	10.87%	N/	A
Tier 1 capital to average assets (Consolidated)	11.70%	11.90%	11.61%		11.55%		11.43%		11.70%	11.43%
Total capital to risk-weighted assets (Consolidated)	15.09%	14.97%	15.55%		16.27%		16.33%		15.09%	16.33%
Common equity tier 1 to risk weighted assets (Bank)	13.44%	13.31%	N/	A	N/	A	N/	A	13.44%	N/	A
Tier 1 capital to average assets (Bank)	11.38%	11.57%	11.41%		11.36%		11.26%		11.38%	11.26%
Total capital to risk-weighted assets (Bank)	14.69%	14.57%	15.27%		15.98%		16.06%		14.69%	16.06%
Tangible common equity to assets	9.09%	9.05%	9.05%		9.49%		9.34%		9.09%	9.34%

END OF PERIOD BALANCES
Total portfolio loans	$1,130,024	$1,135,311	$1,118,483		$1,054,788		$1,043,529		$1,130,024	$1,043,529
Earning assets	1,480,839	1,471,945	1,442,651		1,355,635		1,340,438		1,480,839	1,340,438
Total assets	1,618,014	1,610,209	1,583,845		1,489,664		1,491,142		1,617,519	1,491,142
Deposits	1,327,813	1,320,516	1,306,325		1,216,089		1,215,724		1,327,813	1,215,724
Total shareholders' equity	146,843	145,581	142,519		140,469		138,092		146,843	138,092

AVERAGE BALANCES
Total portfolio loans	$1,138,880	$1,120,395	$1,072,585		$1,043,774		$1,040,413		$1,129,688	$1,039,053
Earning assets	1,460,025	1,415,643	1,373,157		1,358,219		1,337,822		1,437,957	1,343,863
Total assets	1,594,365	1,550,377	1,508,441		1,497,386		1,477,114		1,572,493	1,485,113
Deposits	1,302,349	1,271,228	1,232,343		1,224,041		1,205,194		1,286,874	1,214,509
Total shareholders' equity	146,404	144,062	141,720		139,107		137,163		145,239	135,833